EQUIFAX ANNOUNCES SPINOFF OF PAYMENT SERVICES DIVISION TO ITS SHAREHOLDERS

Separation of Payment Services from Information Services Allows for Faster Growth,
More Focused Management and Better Allocation of Resources

Atlanta, Georgia, October 2, 2000 -- Equifax Inc. (NYSE: EFX), a worldwide leader in enabling and securing global commerce through its information, direct marketing and payment processing businesses, announced today that its Board of Directors has approved a plan to separate the Company into two independent public companies: Information Services, the world's leading provider of consumer and commercial information and a leading provider of direct marketing services worldwide; and Payment Services, a preeminent provider of credit card processing and check risk management services around the world.

The Company intends to accomplish the separation through a spinoff of Payment Services to its shareholders. The spinoff is expected to take the form of a tax-free stock dividend.

Tom Chapman, chairman and chief executive officer of Equifax Inc., said, "Separating Information Services from Payment Services creates two very strong companies - each with its own management team and Board of Directors focused on taking advantage of significant growth opportunities in their respective markets. As independent companies, each will set its own strategy for acquisitions, alliances, and resource allocation; and make marketing and management decisions more effectively. We believe that spinning off Payment Services will help unlock the value of these successful, market-leading businesses and provide the financial community with a more focused investment decision."

Chapman continued, "Both Information Services and Payment Services are highly profitable, yet separate businesses with very different strategic objectives. The two businesses have their own sales forces, different technologies and segregated databases. Their markets and customers are distinct, and there are few meaningful synergies between them. We strongly believe that splitting Information Services and Payment Services into two separate public companies is the optimal way to enable each business to realize its full potential and create the greatest value for shareholders.

"Information Services and Payment Services each will be better able to aggressively pursue its own growth opportunities as a separate company. The ability of Information Services and Payment Services to attract new customers and pursue new business opportunities has at times been hampered by the fact that the largest customers served by Information Services pose a significant competitive threat to the customer base served by Payment Services' largest unit, Equifax Card Solutions," Chapman added.

Outlook

The Company noted that its earnings for 2000 are on track and it expects to achieve EPS in the range of $1.67 to $1.71, consistent with current analyst estimates. For 2001, Equifax expects total revenue from both businesses in the aggregate to increase by 10 to 12 percent. For Information Services, the increase in revenue is expected to be in the range of 8 to 10 percent and, for Payment Services, revenue is expected to grow approximately 13 to 15 percent in 2001.

The Company expects to record a one-time charge in connection with the spinoff which will be taken in the quarter in which the spinoff occurs.

Equifax has not yet finalized the capital structures of the post-spinoff Information Services and Payment Services companies. However, by the time of the spin the Company expects to significantly reduce debt.

Information Services

Equifax Information Services, in its 102nd year of operations, is the leading provider of consumer and commercial information worldwide, including the world's largest repository of consumer credit information and a world-class consumer lifestyle and demographic database. Information Services had revenues and EBITDA (before general corporate expenses) of $1,121.9 million and $416.5 million, respectively, for the twelve months ending June 30, 2000. Information Services is comprised of three units: Credit Services, Consumer Information Services (CIS) and Equifax Internet Solutions. Information Services provides value-added information that facilitates transactions with consumers and businesses around the world.

    Credit Services, operating in North America, Latin America and Europe, provides information-based, value-added products and services to assess risk, market credit offers, and detect fraud. These products and services are offered to customers representing a wide array of industries, including: financial services, retail, automotive, telecommunications and utility clients. Information Services provides credit reporting, customer relationship management, modeling and analytics on over 400 million consumers and businesses to customers in major markets throughout the world, including the U.S., Canada, the U.K., Spain, Portugal, Chile, Brazil, Argentina, Peru, and El Salvador.
    Consumer Information Services provides value-added consumer direct marketing services to Equifax's traditional customers as well as to catalog, publishing, high tech, travel and manufacturing clients. The CIS products include direct marketing data and support, and analytical services using demographic, lifestyle and specialty data. CIS also provides data capture, database management, and registration card programs for consumer durable goods manufacturers, and conducts its own proprietary Survey of America™. By combining increasingly sophisticated, non-regulated consumer data with analytic optimization software, CIS provides commercial customers with highly targeted, customized solutions that not only identify qualified buyers but also likely buyers, significantly reducing customer acquisition costs and increasing the profitability of CIS' customers.
    Equifax Internet Solutions provides e-commerce solutions that enable enterprises to authenticate identity, secure business applications and both issue and manage digital certificates. Furthermore, through its online consumer direct initiatives, it offers consumers the opportunity to view their credit profiles online and to subscribe to credit monitoring services.

Chapman said, "In our 'information economy,' data and data analytics are critical for customers to make good business decisions. Information Services provides the crucial data and data analytics that enable its customers to transact business successfully. Information Services continues its strong momentum. Equifax is expanding into new markets such as insurance and brokerage, and continues to develop and implement new products that support our core information product offerings as well as customers' emerging e-commerce needs. In fact, we have more new products in our pipeline today than at any time in our history."

Chapman continued, "While the value of consumer and commercial credit information has been long recognized in the U.S., its benefit is becoming increasingly evident to companies in Latin America and Europe, where our business continues to grow, and in the Asia Pacific region, where we see strong opportunities to expand our franchise. As the trusted steward of the world's largest repository of consumer credit information and as an internationally recognized brand name, Equifax Information Services is in a unique position to capitalize on these international growth opportunities.

"We believe that CIS will be an important contributor to our long-term revenue growth. CIS' comprehensive consumer lifestyle and demographic databases complement Information Services' industry-leading credit information, analytic, decisioning and e-commerce services. This creates a powerful consumer marketing platform," Chapman said.

"Through Equifax Internet Solutions, we offer an array of Internet-based products and services designed to deliver information or facilitate a transaction on demand," Chapman added. "We expect to achieve success in this business by leveraging our proprietary databases and the core competencies developed in our information businesses to enable and secure transactions over the Internet. Today, we provide e-commerce solutions to customers including e-Bay, Checkfree, Microsoft and Paymentech. In addition, we offer a suite of direct-to-consumer products. We are also using the Internet to broaden our distribution for all our information products."

Payment Services

Payment Services, the premier provider of payment solutions in the U.S. and abroad, had revenues and EBITDA (before general corporate expenses) of $736.0 million and $181.7 million, respectively, for the twelve months ending June 30, 2000. Payment Services, which manages approximately 30 million card accounts worldwide and processes over 2 billion payment transactions annually, includes two units: Card Solutions and Check Solutions.

    Card Solutions is the number one provider of comprehensive cardholder processing solutions to community banks and credit unions. Services include credit and debit card transaction processing, card processing software, portfolio management and analysis, cardholder customer service, card enhancements, credit marketing, risk management, merchant processing, and collections to independent banks and credit unions in the U.S. and major card issuers abroad.
    Check Solutions is the leading provider of check risk management services, which include check guarantee and authorization, and related services such as data file exchanges, risk management consulting, check collections, and database marketing in the U.S., the U.K., Canada, France, Ireland, Australia, and New Zealand.

Lee Kennedy, president and chief operating officer of Equifax Inc., said, "We expect to see continued growth in Payment Services both domestically and in its international markets. Card Solutions is in a unique position in its market - we are the number one provider of card processing services to approximately 5,500 independent banks and credit unions, a market that continues to see growth. Our premier position in this market is strengthened by long-term contracts with both the Independent Community Bankers Association and Card Services for Credit Unions. Card Solutions continues to experience solid growth reflecting our expanding presence within the community bank and credit union markets.

"We continue to see increases in the number of customers, the number of cards and transactions processed. Our Check Solutions business is also realizing strong growth. Customers recognize the superior performance of our risk management systems. Innovative products, such as PayCheck AcceptSM, have facilitated our entry into new markets such as payroll check acceptance," Kennedy added.

"While our domestic business continues to be strong, we believe that the greatest growth will come from our international operations where we have recently achieved several milestones, including our recent contract with National Australia Bank. We are well positioned to capitalize on rapid international card growth and the accelerating trend toward outsourcing," Kennedy concluded.

The Company noted that Payment Services is now processing 73 percent more cards abroad than a year ago due to its extraordinary growth in Brazil and the U.K. The Company's strong presence in Brazil and Chile is a beachhead for further expansion into other Latin American countries. In Asia-Pacific Payment Services recently won a five-year card processing contract with National Australia Bank to process 4.5 million cards in four countries. This opportunity represents a critical step forward in the Company's expansion in that region, and it expects the relationship to generate over $100 million in revenue over the next five years. The scalability, portability and flexibility of Payment Services' proprietary software systems have created a significant competitive advantage contributing to the Company's international success. These systems operate in 26 countries supporting over 100 million accounts.

Management

Tom Chapman will remain chairman and chief executive officer of Equifax and will become chairman of the new Payment Services company. Lee Kennedy, currently president and chief operating officer of Equifax, will become president and chief executive officer of the new Payment Services company.

Phil Mazzilli, currently executive vice president and chief financial officer of Equifax, will become president and chief operating officer of Equifax. Larry Towe, currently executive vice president and group executive of Payment Services, will become executive vice president and chief operating officer of the new Payment Services company.

The new Payment Services Company, which has yet to be named, will have its own Board of Directors. The headquarters staffs of both companies will be located in Atlanta. The Company does not anticipate, at this time, any reduction in jobs nor any facilities closures due to separating the two businesses.

Approvals

The spinoff is subject to a favorable Internal Revenue Service ruling regarding the tax-free distribution of shares and final approval of the transaction by the Board of Directors of Equifax. The Company expects to complete the spinoff by the summer of 2001.

Dividend

Equifax expects to continue its $0.37 annual dividend until the spinoff. The respective Boards of Directors will decide on their Company's post-spinoff dividend policy.

Advisors

Bear, Stearns & Co. Inc. is acting as financial advisor, and Kilpatrick Stockton LLP is legal counsel to Equifax.

About Equifax

Equifax Inc., a worldwide leader in enabling and securing global commerce, brings buyers and sellers together through its information management, transaction processing, direct marketing, and customer relationship management businesses. Atlanta-based Equifax (NYSE: EFX) serves the financial services, retail, credit card, telecommunications/utilities, transportation, information technology and healthcare industries and government. Equifax adds knowledge, expertise, convenience and security to provide value-added solutions and processes for its customers wherever they do business, including the Internet and other networks. Equifax employs about 15,000 associates in 16 countries with sales in almost 50 and has $1.9 billion in revenue.

Forward Looking Statement

Statements in this press release that relate to Equifax's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, the spinoff of Payment Services on a timely basis without adverse impact on the Company's operations, and other factors discussed in the "forward-looking information" section in the management's discussion and analysis included in the annual report on Form 10-K for the year ended December 31, 1999 and 10-Q for the period ending June 30, 2000.

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Teleconference

There will be a teleconference to discuss the spinoff of Equifax's Payment Services division on Monday, October 2, 2000 at 9:45am (EDT). The live audio webcast of the speakers' presentations will be available at: www.equifax.com. There will be a replay available at www.equifax.com. Please note that Real Network's Real Player or Microsoft Media Player is required to access the audio webcast. They can be downloaded from www.real.co m or www.microsoft.com/windows/mediaplayer.

Contacts
For Investors: Marietta Edmunds Zakas Corporate Vice President (404) 885-8304 martie.zakas@equifax.com	For Media: Carol Hassell Public Relations (404) 885-8309 carol.hassell@equifax.com